Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2021 in the Registration Statement (Form S-1) and the related Prospectus of Kaltura, Inc. dated March 1, 2021.

March 1, 2021	/S/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A member of Ernst & Young Global